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EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-10071.



/s/ Arthur Andersen LLP

Orange County, California
March 25, 2002